EXHIBIT 10.1
AMENDMENT NO. 1
          THIS AMENDMENT NO. 1, dated as of June 2, 2009 (this “Amendment”), is made by and among ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Borrower”), the Lenders (defined below) party hereto, and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of July 25, 2007 among the Borrower, UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and an L/C Issuer, UBS LOAN FINANCE LLC, as Swing Line Lender, each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other agents party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the meaning given to them in Article I of the Credit Agreement.
W I T N E S S E T H :
          WHEREAS, the Borrower has notified the Administrative Agent that it desires to amend the Credit Agreement to effect the changes described below;
          WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower and the Required Lenders may amend the Credit Agreement; and
          WHEREAS, subject to the terms and conditions set forth herein, the Required Lenders are willing to agree to the amendments set forth herein relating to the Credit Agreement.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENTS
          The Credit Agreement is hereby amended as of the Amendment No. 1 Effective Date (as defined below) as follows:
          (a) Section 1.01 of the Credit Agreement shall be amended by inserting the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):
          “Amendment No. 1 Effective Date” means June 2, 2009.
          “Engagement Letter” means the engagement letter between UBS Securities LLC and the Borrower dated as of May 20, 2009, as amended on June 2, 2009.
          “Specified Loan” has the meaning specified in Section 2.05(a)(i).
          “Specified Period” means the period from and including the Amendment No. 1 Effective Date to and including the date that is the first anniversary of the Amendment No. 1 Effective Date.

          (b) Section 1.01 of the Credit Agreement shall be amended by (A) inserting the word “minus,” immediately prior to the words “without duplication” in the first clause (b) of the definition of “Consolidated EBITDA” and (B) inserting the phrase “and (vi) the Engagement Letter” at the end of the definition of “Loan Documents”.
          (c) Section 1.01 of the Credit Agreement shall be amended by inserting the words “the issuance of any Equity Interests of the Borrower or” immediately following the phrase “with respect to” on the first line of clause (b) of the definition of “Net Cash Proceeds”.
          (d) Section 1.01 of the Credit Agreement shall be amended by replacing the definition of “Parent” contained therein in its entirety with the following:
     “Parent” means Travelport Limited or any Subsidiary of Travelport Limited that is not, in each case, the Borrower or one of the Borrower’s Subsidiaries.
          (e) Section 2.05(a)(i) of the Credit Agreement shall be modified by adding the following new sentences at the end of such section:
“Notwithstanding anything to the contrary contained herein, the immediately preceding seven sentences of Section 2.05(a)(i) shall not apply with respect to any Term Loans as to which a Loan Party shall become the Lender thereof pursuant to an assignment pursuant to Section 10.07(b) during the Specified Period (“Specified Loans”), so long as (A) no Default or Event of Default shall have occurred and be continuing at the time of such assignment or would result therefrom and (B) the consideration such Loan Party shall use to purchase such Specified Loans shall consist of (I) cash not exceeding the sum (without duplication) of (x) $10,000,000, plus (y) the aggregate amount of Net Cash Proceeds received by the Borrower during the Specified Period from issuances to any Person, other than any Subsidiary of the Borrower, of Qualified Equity Interests of the Borrower (such Net Cash Proceeds to be net of any Restricted Payments made by the Borrower or any Subsidiary thereof to such Person and its Affiliates during the Specified Period other than any Restricted Payments made ratably to all shareholders of the Borrower) that are not used for any purpose other than funding such assignment, plus (z) the aggregate amount of capital contributions made in cash to the Borrower during the Specified Period from any Person (for the avoidance of doubt, a capital contribution shall not be exchanged for Equity Interests, Indebtedness or any other obligation of the Borrower or any Subsidiary and shall be net of any Restricted Payments made by the Borrower or any Subsidiary thereof to such Person and its Affiliates during the Specified Period other than any Restricted Payments made ratably to all shareholders of the Borrower), other than any Subsidiary of the Borrower, that are not used for any purpose other than funding such assignment or (II) Qualified Equity Interests of the Borrower; provided that the first time that any Loan Parties shall become the Lender of any Term Loans by assignment pursuant to the foregoing provisions, the aggregate principal amount of such Term Loans so assigned at such time to such Loan Parties shall be at least $10,000,000; provided further that unless the assignment or assignments contemplated by the previous proviso are consummated on or prior to June 19, 2009, then no assignment of Term Loans may be made to any Loan Party. It is understood and agreed that no Subsidiary of the Borrower, other than a Loan Party, may become an Assignee with respect to any Specified Loans. It is further understood and agreed that from and after the date of assignment of any Specified Loans, such Specified Loans shall, for all purposes of this Amendment and all other Loan Documents, cease to be outstanding and may not be reborrowed, remade or otherwise re-incurred. Any Equity Interests issued to directly or indirectly purchase Specified Loans shall be issued in compliance with the Securities

Act and all other applicable securities laws, rules and regulations and the rules and regulations of any exchange under which any such Equity Interests are traded.”.
          (f) Section 2.05(a)(iv) of the Credit Agreement shall be modified to read in its entirety as follows:
     “Each voluntary prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower; provided that the aggregate principal amount of Specified Loans purchased by any Loan Party shall be applied to reduce the payments required pursuant to Section 2.07(a) pro rata.”.
          (g) Section 2.05(b)(i) of the Credit Agreement shall be modified by (A) adding the following immediately after the words “fiscal year” contained in clause (B)(i) of such Section: “, except for Term Loans that have been assigned to a Loan Party”, (B) replacing the second “and” in such Section with a comma, (C) adding a new clause (iii) to that Section immediately prior to where the words “, in the case” appear, which shall state: “and (iii) the aggregate cash payments made during such fiscal year by the Loan Parties in consideration for the assignment to the Loan Parties of Term Loans, except to the extent such assignments are funded by the sources referred to in clause (y) or (z) of the eighth sentence of Section 2.05(a)(i)” and (D) replacing the phrase “(i) or (ii)” appearing in such Section with “(i), (ii) or (iii)”.
          (h) Section 2.07(f) of the Credit Agreement shall be modified to read in its entirety as follows:
“For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made, except that the foregoing shall not apply to any Term Loans that are assigned to a Loan Party for which the consideration therefor is Qualified Equity Interests pursuant to Section 2.05(a)(i)(B)(II)”.
          (i) Section 2.08 of the Credit Agreement shall be modified by adding a new paragraph (e) thereto, as follows:
“(e)	Interest shall cease to accrue on any Term Loan from and after the date such Loan becomes a Specified Loan; provided that all accrued and unpaid interest on any Specified Loan shall be paid to the assignor thereof in the manner set forth in the applicable Assignment and Assumption.”.
          (j) The following shall be added to the end of the last sentence of Section 2.12(g): “; provided that, for the avoidance of doubt, this sentence shall not apply to an assignment of Term Loans to a Loan Party as contemplated by the last four sentences of Section 2.05(a)(i)”.
          (k) Section 6.02 of the Credit Agreement shall be modified by (i) deleting the word “and” at the end of paragraph (e) thereto, (ii) replacing the period at the end of clause (f) thereto with “; and” and (iii) adding a new paragraph (g) thereto, as follows:
“(g)	on the first day of each fiscal quarter, the Borrower shall provide the Administrative Agent with the aggregate principal amount of Specified Loans purchased during the immediately preceding quarter (to the extent any portion of such preceding quarter was during the Specified Period), together with the consideration and form of consideration applied to each purchase.”.

          (l) Section 10.07 of the Credit Agreement shall be modified by adding a new paragraph (k) thereto, as follows:
          “(k) In the event of a purchase of Specified Loans by a Loan Party, the Assignment and Assumption may be modified from the form set forth in Exhibit E hereto as may be necessary to reflect such transaction.”.
ARTICLE II
CONDITIONS PRECEDENT
     This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) that the Administrative Agent shall have received counterparts of this Amendment executed by (i) the Borrower and (ii) the Required Lenders; provided that such counterparts shall have been received no later than 5:00 p.m., New York City time, on June 2, 2009.
ARTICLE III
FEE
          Substantially simultaneously with (and as a condition to) the first assignment or assignments of the Specified Loans contemplated by the first proviso to the eighth sentence of Section 2.05(a)(i), the Borrower shall have paid a fee in immediately available funds to each Lender who consents to this Amendment at or prior to 5:00 p.m., New York City time, on June 2, 2009 in an amount equal to 0.075% of the aggregate principal amount of such consenting Lender’s Term Loans and Revolving Credit Commitments (whether used or unused) on the Amendment No. 1 Effective Date.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
               SECTION 4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
               SECTION 4.2 Liens Unimpaired. The Borrower hereby represents and warrants that after giving effect to the effectiveness of this Amendment, the modification of the Credit Agreement effected pursuant to this Amendment does not:

          (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or
          (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
               SECTION 4.3 Absence of Default or Event of Default. No Default or Event of Default has occurred and is continuing
               SECTION 4.4 Loan Documents. Both before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Documents are true and correct in all material respects on and as of the date hereof (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
ARTICLE V
MISCELLANEOUS PROVISIONS
               SECTION 5.1 No Other Amendments; References to the Credit Agreement. Except as expressly set forth herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Lenders under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document nor shall the entering into of this Amendment preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Credit Agreement. All references to the Credit Agreement in any document, instrument, agreement, or writing shall, from and after the Amendment No. 1 Effective Date, be deemed to refer to the Credit Agreement as modified by this Amendment, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 1 Effective Date, the Credit Agreement as modified by this Amendment.
               SECTION 5.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
               SECTION 5.3 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. This Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
               SECTION 5.4 Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.
               SECTION 5.5 GOVERNING LAW.

               (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
               (b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED THERETO.
               SECTION 5.6 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the date and year first above written.

ORBITZ WORLDWIDE, INC., as Borrower,
By:	/s/ Marsha C. Williams
	Name:	Marsha C. Williams
	Title:	Senior Vice President and Chief Financial Officer

[Orbitz Amendment No. 1 Signature Page]

UBS AG, STAMFORD BRANCH, as Administrative Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director